                                VOTING AGREEMENT

         This VOTING AGREEMENT (this "Agreement") is made and entered into as of May ___, 2002 between WellCare Acquisition Company, a Delaware corporation ("Parent"), and the undersigned shareholder (the "Shareholder") of The WellCare Management Group, Inc., a New York corporation (the "Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below).

                                    RECITALS

         A. Pursuant to an Agreement and Plan of Merger of even date herewith (as the same may from time to time be amended, the "Merger Agreement") among Parent, WellCare Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company and the shareholders of the Company will receive cash as set forth in the Merger Agreement (the "Merger").

         B. As a condition to, and in consideration for, Parent's willingness to enter into the Merger Agreement and to consummate the Merger, Parent has required that the Shareholder enter into this Agreement.

         C. The Shareholder is the owner of the number of shares of the Company's Common Stock and/or the Company's Class A Common Stock indicated on the signature page of this Agreement (collectively, the "Shares").

         NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), intending to be legally bound hereby, the Shareholder and Parent agree as follows:

         1. Agreement to Retain Shares. Unless specifically required by court order or operation of law, in which case the transferee shall agree to be bound by this Agreement as if it were the Shareholder hereunder, the Shareholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any Shares or New Shares (as hereinafter defined), or any interest therein, or to make any offer or enter into any agreement relating thereto, at any time prior to the earlier to occur of (i) the Effective Time or (ii) the termination of the Merger Agreement in accordance with the terms thereof (the "Expiration Date").

         2. Agreement to Vote Shares and Take Certain Other Actions.

         (a) Prior to the Expiration Date, unless the Company's Board of Directors shall have made an Adverse Recommendation Change under circumstances expressly permitted by Section 5.5(b) of the Merger Agreement, which Adverse Recommendation Change shall not have been subsequently withdrawn, at every meeting of the shareholders of the Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following matters, the Shareholder shall vote the Shares and any New Shares: (i) in favor of the adoption of the Merger Agreement and the terms thereof, and each of the other transactions contemplated by the Merger Agreement, and any matter which would, or could reasonably be expected to, facilitate the Merger or any of the transactions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger or the Merger Agreement; (iii) against any Competing Proposed Transaction involving the Company or either Company Subsidiary; (iv) against any liquidation or winding up of the Company; and (v) against any other proposal or action which would, or could reasonably be expected to, prohibit or discourage the Merger (each of (ii) through (v) is hereinafter referred to as an "Opposing Proposal").

         (b) Prior to the Expiration Date, the Shareholder, as the holder of voting stock of the Company, shall be present, in person or by proxy, at all meetings of shareholders of the Company at which any matter referred to in this
Section 2 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

         (c) This Agreement is intended to bind the Shareholder only with respect to the specific matters set forth herein, and shall not prohibit the Shareholder from acting in accordance with the Shareholder's fiduciary duties as an officer or director of the Company, to the extent applicable.

         3. Irrevocable Proxy. The Shareholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares and all New Shares in respect of which the Shareholder is entitled to vote at any meeting of the shareholders of the Company (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. In the event that the Shareholder is unable to provide any such Proxy in a timely manner, the Shareholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of the Shareholder, such power of attorney, being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of the Shareholder. Upon the execution of this Agreement by the Shareholder, the Shareholder hereby revokes any and all prior proxies or powers of attorney given by the Shareholder with respect to the voting of the Shares and agrees not to, prior to the Expiration Date, (a) grant any subsequent proxies or powers of attorney with respect to the voting of the Shares, (b) deposit any of the Shares into a voting trust, or (c) enter into a voting agreement with respect to any of the Shares.

         4. New Shares. The Shareholder agrees that any shares of capital stock or voting securities of the Company that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares and to the extent that the nature of the Shareholder's beneficial ownership of such New Shares enables the Shareholder to grant such rights with respect thereto.

         5. Representations and Warranties of Shareholder. The Shareholder represents and warrants to Parent that (a) the Shareholder is a record or beneficial owner of the Shares, with power to vote the Shares or cause the Shares to be voted; (b) the Shares constitute the Shareholder's entire interest in the outstanding capital stock and voting securities of the Company, other than Shares that are subject to employee stock options or other rights to acquire capital stock of the Company; (c) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares; (d) the Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances; (e) the Shareholder's address is accurately set forth on the signature page hereto; (f) the Shareholder has full power and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder; (g) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (h) the execution and delivery of this Agreement by the Shareholder does not, and the performance of the Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or the Shares or New Shares are or will be bound or affected.

         6. Additional Agreements and Covenants of Shareholder.

         (a) The Shareholder waives, as of the Effective Time, any claims it may have in its capacity as a shareholder of the Company and has no knowledge of any pending or threatened claims against the Company by any other security holder of the Company.

         (b) Subject to Section 2(c), until the Expiration Date, the Shareholder will not: (i) solicit, initiate, encourage or take any other action to facilitate, directly or indirectly, any Opposing Proposal; (ii) initiate, directly or indirectly, any contact with any Person in an effort to or with a view towards soliciting any Opposing Proposal; (iii) furnish information concerning the business, properties or assets of the Company or either Company Subsidiary to any Person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Opposing Proposal;
(iv) negotiate or enter into discussions or any agreement, directly or indirectly, with any entity or group with respect to any potential Opposing Proposal; or (v) otherwise cooperate in any way with, or assist or participate in any effort or attempt by any Person with respect to any Opposing Proposal.

         (c) The Shareholder agrees not to take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of the Shareholder to perform his or her obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby or by the Merger Agreement.

         (d) The Shareholder understands and agrees that if the Shareholder attempts to transfer, vote or provide any other Person with the authority to vote any of the Shares or New

Shares other than in compliance with this Agreement, the Company shall not, and the Shareholder hereby unconditionally and irrevocably instructs the Company not to, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until the Shareholder shall have complied with the terms of this Agreement.

         7. Additional Documents. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

         8. Consent and Waiver. The Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Shareholder is a party or pursuant to any rights the Shareholder may have.

         9. Termination. This Agreement and the Proxy delivered in connection herewith, and all obligations of the Shareholder hereunder and thereunder, shall terminate and shall have no further force or effect after the Expiration Date.

         10. Miscellaneous.

         (a) Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Agreement.

         (b) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

         (c) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

If to Parent, to:

              WellCare Acquisition Company
              67 East 11th Street, Suite 318
              New York, NY 10003
              Facsimile No.: (212) 388-1659
              Attn: Todd Farha, President and Chief Executive Officer

with a copy to:

              Brobeck, Phleger & Harrison LLP
              2100 Reston Parkway, Suite 203
              Reston, VA 20191
              Facsimile No.: (703) 621-3001
              Attn: Thaddeus Bereday, Esq.

If to the Shareholder to:

              _____________________________

              _____________________________

              Facsimile No.: (___) ___-____

              Attn: ________________

with a copy to:

              Foley & Lardner
              100 North Tampa Street, Suite 2700
              Tampa, FL 33602-5804
              Facsimile No.: (813) 221-4210
              Attn: Martin A. Traber, Esq.


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10(c), be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 10(c), be deemed given upon facsimile confirmation, and (iii) if delivered by overnight courier to the address as provided in this Section 10(c), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10(c). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         (d) Binding Effect. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         (f) Jurisdiction; Venue. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and each party hereby irrevocably accepts and consents to the exclusive personal jurisdiction of those courts for such purpose. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in any state or federal court sitting in the city of New York and further irrevocably waives any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

         (g) Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

         (h) Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any situation in any jurisdiction shall not affect the validity, legality or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If such invalidity, illegality or unenforceability is caused by length of time or size of area, or both, the otherwise invalid provision shall be, without further action by the parties, automatically amended to such reduced period or area as would cure such invalidity, illegality or unenforceability; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such determinations is made.

         (i) Interpretation. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

         (j) Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Parent and the Shareholder executed this Agreement as of the date first written above.

WELLCARE ACQUISITION COMPANY                 STOCKHOLDER


By:
   ---------------------------------------   -----------------------------------
     Todd Farha                              (Signature)
     President and Chief Executive Officer

                                             -----------------------------------
                                             (Print Name of the Shareholder)

                                             -----------------------------------
                                             (Print Street Address)

                                             -----------------------------------
                                             (Print City, State and Zip)

                                             -----------------------------------
                                             (Print Telephone Number)


Total Number of Shares of the Company's Common Stock owned directly on the date hereof:

----------------------------


Total Number of Shares of the Company's Class A Common Stock owned directly on the date hereof:

----------------------------


                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                                                         ANNEX A

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                       THE WELLCARE MANAGEMENT GROUP, INC.


         The undersigned shareholder of The WellCare Management Group, Inc., a New York corporation (the "Company"), hereby irrevocably appoints the members of the Board of Directors of WellCare Acquisition Company, a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to (i) all of the issued and outstanding shares of capital stock of the Company that now are owned of record by the undersigned and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares owned of record by the undersigned shareholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such Shares until after the Expiration Date (as defined below).

         This Irrevocable Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among Parent, WellCare Merger Sub, Inc., a New York corporation ("Merger Sub"), and the Company, which Merger Agreement provides for the merger of Merger Sub with and into the Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the termination of the Merger Agreement in accordance with the terms thereof.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement and the terms thereof, and each of the other transactions contemplated by the Merger Agreement, and any matter which would, or could reasonably be expected to, facilitate the Merger or any of the transactions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger or the Merger Agreement; (iii) against any Competing Proposed Transaction (as defined in the Merger Agreement) involving the Company or any subsidiary of the Company; (iv) against any liquidation or winding up of the Company; and (v) against any other proposal or action which would, or could reasonably be expected to, prohibit or discourage the Merger.

         The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Dated:  May __, 2002
                          -------------------------------------
                          (Signature of the Shareholder)


                          -------------------------------------
                          (Print Name of the Shareholder)


                          Shares owned of record:


                          _______________________ shares of
                          Common Stock of the Company

                          _______________________ shares of Class A Common Stock of the Company


                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]